UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2020

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, Palo Alto Networks, Inc. (the “Company”) and Luis Visoso, the Company’s Chief Financial Officer, entered into an addendum to Mr. Visoso’s employment offer letter with the Company, dated June 19, 2020 (the “Addendum”).

The Addendum provides for a one-time grant of a performance-based stock option to purchase 182,659 shares of the Company’s common stock that results in an approximate aggregate grant date fair value for financial accounting purposes of $15,000,000 (the “Performance Option”). On December 5, 2020, the Compensation Committee approved the grant of the Performance Option under the company’s equity incentive plan (the "Plan") in order to align Mr. Visoso’s equity compensation package with long-term performance measures similar to those previously granted to the Company’s other named executive officers (the “NEOs") and to further incentivize him. The Compensation Committee designed an overall compensation package that includes a component that provides significant value to Mr. Visoso only if all other stockholders realize significant value, thereby directly aligning the interest of Mr. Visoso with the interests of our stockholders and the other NEOs. The Performance Option has a per share exercise price equal to the fair market value of a share of the Company’s common stock on December 5, 2020, which was our December 4, 2020 closing price. Shares subject to the Performance Option become eligible to vest (the “Eligible Option Shares”) upon achievement of certain stock price targets (the “Stock Price Achievements”) as set forth below:

% of Performance Option becoming Eligible Option Shares	Stock Price Achievement	Time to Achieve	Expiration of Option
25%	Equals or exceeds $397.00	November 1, 2023	6 years
25%	Equals or exceeds $496.25	November 1, 2024	6 years
25%	Equals or exceeds $595.50	November 1, 2025	6 years
25%	Equals or exceeds $700.00	November 1, 2026	6.5 years

To the extent that Stock Price Achievements have been met, Eligible Option Shares will vest as to one-fourth (1/4) of the shares on each anniversary of the Performance Option grant date, subject to Mr. Visoso’s continued service. Upon a “Change in Control” (as defined in the Plan), the price payable to Company stockholders at closing will be the final Stock Price Achievement.

Below is a pie chart to illustrate the portions of awards to Mr. Visoso outstanding as of the date of this filing that require performance-based vesting versus those that require time-based vesting only. This pie chart is based on the grant date fair value of each of the initial RSUs granted to Mr. Visoso when he was hired and the PSOs granted to Mr. Visoso on December 5, 2020. Note that the PSOs will only have value to the extent the performance criteria are met. This pie chart illustrates our commitment to performance-based equity awards for our NEOs and demonstrates that for Mr. Visoso, more than 50% of his total equity compensation is performance-based.

In addition, the Addendum provides that if Mr. Visoso continues to be employed by the Company on each such date, the Company will recommend to the Compensation Committee of the Company’s Board of Directors (the “Committee”) each October beginning in 2021 through October 2027 that Mr. Visoso be granted a performance-based restricted stock unit award (each, a “PSU Award”) pursuant to the Company’s Plan. Each PSU Award would have an approximate value of $4,000,000 and would vest over a 4-year period from the grant date subject to Mr. Visoso’s continued service through each vesting date. The grant of each PSU Award will be subject to the Committee’s approval.

The foregoing description of Addendum and the compensation terms and conditions contained therein are qualified in their entirety by the full text of the Addendum, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On December 4, 2020, the Board of Directors of the Company approved the repurchase of up to an additional $700 million of the Company’s common stock. This authorization is an increase to the existing $1 billion repurchase authorization previously approved by the Company’s Board of Directors in February 2019, of which approximately $301.9 million remained available as of November 30, 2020. The authorization allows the Company to repurchase shares of its common stock opportunistically and will be funded from available working capital. Repurchases may be made at management’s discretion from time to time in open market purchases, privately negotiated transactions, block purchase techniques, 10b5-1 trading plans, or a combination of the foregoing. The repurchase authorization period has been extended and will expire on December 31, 2021 and may be suspended or discontinued by the Company at any time without prior notice. The Company had approximately 95.5 million shares of common stock outstanding as of November 30, 2020.

Cautions Concerning Forward-Looking Statements

This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, related to the Company’s intent to repurchase its common stock opportunistically in the future. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, this could affect the number of shares the Company purchases, if any. Risks and uncertainties include, but are not limited to, those described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2020, and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, investors.paloaltonetworks.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Addendum to Offer Letter by and between the Registrant and Luis Felipe Visoso, dated December 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Nikesh Arora
Nikesh Arora
Chief Executive Officer

Date: December 7, 2020